As filed with the U.S. Securities and Exchange Commission on October 28, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ETF Opportunities Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

ETF Opportunities Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Title of each class of securities to be so registered	Name of each exchange on which each class is to be registered
American Conservative Values ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-234544

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained in the Registrant’s Registration Statement on Form N-1A (File Nos. 333-234544 and 811-23439, as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001387131-19-008378) on November 6, 2019 (“Registration Statement on Form N-1A”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A, as filed with the SEC via EDGAR on June 15, 2020 (Accession No. 0001387131-20-005672) and Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A, as filed with the SEC via EDGAR on July 27, 2020 (Accession No. 0001387131-20-006744).

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
American Conservative Values ETF	84-4939554

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2020	ETF Opportunities Trust

	By:	/s/ Karen Shupe
Treasurer and Principal Executive Officer